As filed with the United States Securities and Exchange Commission on September 8, 2022.
Registration No. 333-258818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-1/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
APPLIED BLOCKCHAIN, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7370	95-4863690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3811 Turtle Creek Blvd., Suite 2100,
Dallas, TX 75219
214-427-1704
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Copies to:
Carol Sherman, Esq.
Kelley Drye & Warren LLP
Canterbury Green
201 Broad Street
Stamford, CT 06901
Telephone: (203) 324-1400
Facsimile: (203) 327-2669
Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). (Check one):
Large accelerated filer    ☐    Accelerated filer    ☐
Non-accelerated filer        Smaller reporting company
        Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE
Applied Blockchain, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1 on August 13, 2021 (Reg. No. 333-258818), which was declared effective on April 12, 2022, (as amended, the “Registration Statement”). This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (the “Post-Effective Amendment”) is being filed solely to correct a typographical error in Exhibit 23.1.

PART II
ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
The following exhibits are filed with this registration statement.

Exhibit No.	Description

Exhibit No.	Description
3.1
Second Amended and Restated Articles of Incorporation, as amended from time to time (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (the "Form 10-K"), filed with the SEC on August 29, 2022).

3.2
Amended and Restated Bylaws, as amended from time to time (Incorporated by reference to Exhibit 3.2 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021)

4.1
Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors. (Incorporated by reference to Exhibit 4.1 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

4.1.1
Amendment, dated December 13, 2021, to Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to this Registration Statement, filed with the SEC on December 14, 2021).

4.1.2
Amendment No. 2, dated February 22, 2022, to Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 7 to this Registration Statement, filed with the SEC on February 28, 2022).

4.2
Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.2 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

4.2.1
Amendment, dated December 13, 2021, to Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 3 to this Registration Statement, filed with the SEC on December 14, 2021).

4.2.2
Amendment No. 2, dated February 22, 2022, to Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.6 to Pre-Effective Amendment No. 7 to this Registration Statement, filed with the SEC on February 28, 2022).

4.3
Right of First Refusal and Co-Sale Agreement, dated as of April 15, 2021, by and between the Company, the Key Holders and Investors (Incorporated by reference to Exhibit 4.3 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

4.4
Right of First Refusal and Co-Sale Agreement, dated as of July 30, 2021, by and between the Company, the Key Holders and Investors. (Incorporated by reference to Exhibit 4.4 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

5.1	Opinion of Snell & Wilmer L.L.P. (Incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 9 to this Registration Statement, filed with the SEC on March 28, 2022).

10.1
Services Agreement, dated March 19, 2021, by and among the Company, GMR Limited, Xsquared Holding Limited, and Valuefinder (Incorporated by reference to Exhibit 10.1 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

10.2
Master Professional Services Agreement between Ulteig Engineers, Inc. and APLD Hosting, LLC. (Incorporated by reference to Exhibit 10.2 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

10.3
Non-Fixed Price Sales and Purchase Agreement, dated April 13, 2021, between Bitmain Technologies Limited and the Company (Incorporated by reference to Exhibit 10.3 to the Company's original filing of this Registration Statement, filed with the SEC on August 13, 2021).

10.4
Coinmint Colocation Mining Services Agreement dated as of June 15, 2021 by and between Coinmint, LLC and the Company (Incorporated by reference to Exhibit 10.4 to the Company's original filing of this Registration Statement, filed with the SEC on August 13, 2021).

10.5#
Service Framework Agreement, dated July 5, 2021, by and between APLD Hosting, LLC and JointHash Holding Limited (Incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 1 to this Registration Statement, filed with the SEC on November 2, 2021).

10.6#
Amended and Restated Electric Services Agreement, dated September 13, 2021, by and between APLD Hosting, LLC and [Redacted] (Incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 1 to this Registration Statement, filed with the SEC on November 2, 2021).

10.7
Sublease Agreement, dated as of May 19, 2021, by and between the Company and Encap Investments L.P. (Incorporated by reference to Exhibit 10.7 to the Company’s original filing of this Registration Statement, filed with the SEC on August 13, 2021).

10.8#
Service Framework Agreement, dated July 5, 2021, by and between APLD Hosting, LLC and Bitmain Technologies Limited (Incorporated by reference to Exhibit 10.8 to the Form 10-K, filed with the SEC on August 29, 2022).

10.9#
Master Hosting Agreement, dated as of September 20, 2021, by and between APLD Hosting, LLC and F2Pool Mining, Inc. (Incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 1 to tthis Registration Statement, filed with the SEC on November 2, 2021).

10.10#
Master Hosting Agreement, dated as of October 12, 2021, by and between APLD Hosting, LLC and Hashing LLC. (Incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 1 to this Registration Statement, filed with the SEC on November 2, 2021).

10.11
Services Agreement, effective as of October 12, 2021, by and among Applied Blockchain, LTD and Xsquared Holding Limited. (Incorporated by reference to Exhibit 10.11 to Pre-Effective Amendment No. 1 to this Registration Statement, filed with the SEC on November 2, 2021).

10.12†	2022 Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.12.1†
Form of Employee Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.2 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.12.2†
Form of Restricted Stock Unit Award Agreement (Employees) (Incorporated by reference to Exhibit 10.3 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.12.3†
Form of Restricted Stock Unit Award Agreement (Consultants) (Incorporated by reference to Exhibit 10.4 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.13†
2022 Non-Employee Director Stock Plan (Incorporated by reference to Exhibit 10.5 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.13.1
Form of Director Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.6 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.14#
Limited Liability Company Agreement, dated as of January 6, 2022, by and between the Company and Antpool Capital Asset Investment L.P. (Incorporated by reference to Exhibit 10.14 to Pre-Effective Amendment No. 5 to this Registration Statement, filed with the SEC on January 24, 2022).

10.15†
Employment Agreement, effective as of November 1, 2021, by and between the Company and Wes Cummins (Incorporated by reference to Exhibit 10.15 to Pre-Effective Amendment No. 5 to this Registration Statement, filed with the SEC on January 24, 2022).

10.16†
Employment Agreement, effective as of November 1, 2021, by and between the Company and David Rench (Incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 5 to this Registration Statement, filed with the SEC on January 24, 2022).

10.17†
Employment Agreement, effective as of November 1, 2021, by and between the Company and Regina Ingel (Incorporated by reference to Exhibit 10.17 to Pre-Effective Amendment No. 5 to this Registration Statement, filed with the SEC on January 24, 2022).

10.17.1†
Amendment dated August 1, 2022 to Employment Agreement between Applied Blockchain, Inc. and Regina Ingel (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 5, 2022).

10.18
Loan Agreement dated as of March 11, 2022 by and between APLD Hosting, LLC, Vantage Bank Texas and Applied Blockchain, Inc. (Incorporated by reference to Exhibit 10.20 to Pre-Effective Amendment No. 6 to this Registration Statement, filed with the SEC on April 12, 2022).

10.19
Continuing Guaranty Agreement dated as of March 11, 2022 by Applied Blockchain, Inc. for the benefit of Vantage Bank Texas. (Incorporated by reference to Exhibit 10.21 to Pre-Effective Amendment No. 6 to this Registration Statement, filed with the SEC on April 12, 2022).

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2022, filed with the SEC on August 29, 2022).
23.1*	Consent of Marcum, LLP
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney(contained on the signature page of the original filing of this Registration Statement on Form S-1).
107	Calculation of Filing Fee (Incorporated by reference to Exhibit 107 to Pre-Effective Amendment No. 9 to this Registration Statement on Form S-1, filed with the SEC on March 28, 2022).
* Filed herewith.
† Management compensatory agreement.
# Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on September 8, 2022.

APPLIED BLOCKCHAIN, INC.

By:	/s/ Wes Cummins

Name: Wes Cummins
Title: Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer)

By:	/s/ David Rench

Name: David Rench
Title: Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date
/s/ Wes Cummins	Chairperson of the Board and Director (Principal Executive Officer)	September 8, 2022
Wes Cummins

/s/ David Rench	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2022
David Rench

*	Director
Chuck Hastings		September 8, 2022

*	Director
Kelli McDonald		September 8, 2022

*	Director
Doug Miller		September 8, 2022

*	Director
Virginia Moore		September 8, 2022

*	Director
Richard Nottenburg		September 8, 2022

*	Director
Jason Zhang		September 8, 2022

* By: /s/ Wes Cummins
Wes Cummins Attorney-In-Fact